THIRD AMENDMENT TO
AMENDED AND RESTATED CONDITIONAL FEE WAIVER AGREEMENT

This Third Amendment to Amended and Restated Conditional Fee Waiver Agreement (this “Amendment”) is made as of December 30, 2013 by and among HMS Income Fund, Inc. (the “Company”), HMS Adviser LP (the “HMS Adviser”), Main Street Capital Corporation (“Main Street”) and Main Street Capital Partners, LLC (“Main Street Capital Partners” and, together with Main Street, the “Sub-Adviser”). The HMS Adviser and the Sub-Adviser are collectively referred to herein as the “Advisers.”

WHEREAS, on May 31, 2012, the Company and the Advisers entered into that certain Conditional Fee Waiver Agreement (the “Original Agreement”) pursuant to which the Advisers agreed to conditionally waive certain fees under that certain Investment Advisory and Administrative Services Agreement, dated May 31, 2012, by and between the Company and the HMS Adviser (the “Advisory Agreement”) and that certain Sub-Advisory Agreement, dated May 31, 2012, by and among the Company, the HMS Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”), respectively, to the extent that some or all of the distributions paid to the Company’s stockholders are estimated to represent a return of capital for purposes of U.S. federal income tax;

WHEREAS, (i) on March 26, 2013, the Company and the Advisers amended and restated the Original Agreement (as the same may be amended from time to time, the “Fee Waiver Agreement”) primarily to reflect the extension of the term of the Fee Waiver Period (as defined therein) through September 30, 2013, (ii) on May 14, 2013, the Company and the Advisers amended the Fee Waiver Agreement to clarify that the repayment of any Waived Fees is to be made within a period not to exceed three (3) years from the date of each respective waiver of Waived Fees, and (iii) on June 28, 2013, the Company and the Advisers amended the Fee Waiver Agreement to reflect the extension of the term of the Fee Waiver Period through December 31, 2013 and allow the Advisers to waive fees upon the occurrence of any event, in the Advisers’ sole discretion; and

WHEREAS, the Company and the Advisers now desire to again amend the Fee Waiver Agreement to reflect the extension by the HMS Adviser (but not the Sub-Adviser) of the term of the Fee Waiver Period through December 31, 2014 and to allow the HMS Adviser to waive its fees upon the occurrence of any event, in the HMS Adviser’s sole discretion, which may include, but neither limited to nor automatically triggered by, the Company’s estimate that a distribution declared and payable to the Company’s stockholders during the HMS Adviser’s Fee Waiver Period (as defined below) represents, or would represent when paid, a return of capital for U.S. federal income tax purposes.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.Capitalized Terms. All capitalized terms stated herein shall have the same meanings as ascribed to them in the Fee Waiver Agreement unless otherwise defined.

2.Waived Fees. Section 1 of the Fee Waiver Agreement is hereby amended and restated in its entirety to read as follows:

“Waived Fees. During the period beginning at the time that the Company’s Registration Statement is declared effective by the SEC (the “Effectiveness Date”) and continuing through December 31, 2013 (the “Fee Waiver Period”), the Advisers hereby agree to waive the Base Management Fee and/or Incentive Fee, proportionally, as each term is defined and further described in the Advisory Agreement, due and payable under the Advisory Agreements by the Company to the Advisers in the sole discretion of the Advisers taking into account the potential occurrence of any event including, but neither limited to nor automatically triggered by, the Company’s estimate that a distribution declared and payable to the Company’s stockholders during the Fee Waiver Period represents, or would represent when paid, a return of capital for purposes of U.S. federal income tax. The amounts waived pursuant to the preceding sentence shall be referred to herein as the “Waived Fees.” The Company shall promptly notify the Advisers of the amount of any Waived Fees and shall deduct the Waived Fees from the amount, if any, otherwise due and payable by the Company to the HMS Adviser pursuant to the terms of the Advisory Agreement (and therefrom payable by the HMS Adviser to the Sub-Adviser pursuant to the Sub-Advisory Agreement) for the applicable month. If the amount owed by the Company to the HMS Adviser pursuant to the Advisory Agreement exceeds the Waived Fees, the Company shall pay any such excess amount to the HMS Adviser in accordance with the terms of the Advisory Agreement (and therefrom payable by the HMS Adviser to the Sub-Adviser pursuant to the Sub-Advisory Agreement).

During the period beginning on the Effectiveness Date and continuing through December 31, 2014 (the “HMS Adviser’s Fee Waiver Period”), the HMS Adviser hereby agrees to waive the Base Management Fee and/or Incentive Fee due and payable by the Company under the Advisory Agreement to the HMS Adviser in the sole discretion of the HMS Adviser taking into account the potential occurrence of any event including, but neither limited to nor automatically triggered by, the Company’s estimate that a distribution declared and payable to the Company’s stockholders during the HMS Adviser’s Fee Waiver Period represents, or would represent when paid, a return of capital for purposes of U.S. federal income tax. The amounts waived pursuant to the preceding sentence shall be referred to herein as the “HMS Adviser’s Waived Fees.” The Company shall promptly notify the HMS Adviser of the amount of any HMS Adviser’s Waived Fees and shall deduct the HMS Adviser’s Waived Fees from the amount, if any, otherwise due and payable by the Company to the HMS Adviser pursuant to the terms of the Advisory Agreement for the applicable month. If the amount owed by the Company to the HMS Adviser pursuant to the Advisory Agreement exceeds the HMS Adviser’s Waived Fees, the Company shall pay any such excess amount to the HMS Adviser in accordance with the terms of the Advisory Agreement.

Nothing in this Agreement shall be deemed to waive any fees due and payable under the Sub-Advisory Agreement to the Sub-Adviser from and after January 1, 2014.”

3.Ratification of Fee Waiver Agreement. Except as modified by this Amendment, all of the terms and provisions of the Fee Waiver Agreement are hereby ratified and confirmed by the parties thereto and shall remain in full force and effect.

4.Interpretation. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without reference to its conflicts of laws provisions) and the applicable provisions of the Investment Company Act of 1940, as amended (the “1940 Act”) and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). To the extent that the applicable laws of the State of Texas or any of the provisions herein, conflict with the applicable provisions of the 1940 Act or the Advisers Act, the latter shall control. Further, nothing herein contained shall be deemed to require the Company to take any action contrary to the Company’s Amended and Restated Articles of Incorporation or the Amended and Restated By-Laws, as each may be amended or restated, or to relieve or deprive the Company’s board of directors of its responsibility for and control of the conduct of the affairs of the Company.

5.Counterparts. This Amendment may be executed in multiple counterparts, all of which taken together shall constitute one and the same agreement, binding upon the parties hereto.

[Signature Page to Follow]

[Signature Page to Third Amendment to Amended and Restated Conditional Fee Waiver Agreement]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to Amended and Restated Conditional Fee Waiver Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.
COMPANY:

HMS INCOME FUND, INC.

By: /s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary

HMS ADVISER:

HMS ADVISER LP

By:	HMS ADVISER GP, LLC, its general partner

By: /s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary

MAIN STREET:

MAIN STREET CAPITAL CORPORATION

By: /s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: Senior Vice President

MAIN STREET CAPITAL PARTNERS:

MAIN STREET CAPITAL PARTNERS, LLC

By: /s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: Senior Vice President